                                                                  EXHIBIT (b)(1)
                                    BY-LAWS

                                      OF

                              THE RBB FUND, INC.

                            Adopted August 16, 1988


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1.  Principal Office. The principal office of the Corporation shall
                 ----------------
be in the City of Baltimore, State of Maryland.

     Section 2.  Principal Executive Office. The principal executive office of
                 --------------------------
the Corporation shall be in the City of Paoli, Commonwealth of Pennsylvania.

     Section 3.  Other Offices. The Corporation may have such other offices in
                 -------------
such places as the Board of Directors may from time to time determine.


                                  ARTICLE II

                           Meetings of Shareholders
                           ------------------------

     Section 1.  No Annual Meeting Required. No Annual Meeting of shareholders
                 --------------------------
of the Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors. Any Annual Meeting shall be held on such date and at such time and place as the Board of Directors may designate. [As Amended July 25, 1989]

     Section 2.  Special Meetings. Special meetings of the shareholders, unless
                 ----------------
otherwise provided by law or by the Articles of Incorporation may be called for any purpose or purposes by a majority of the Board of Directors or the President, and shall be called by the President or Secretary on the written request of the shareholders (i) as provided by the Maryland General Corporation Law and (ii) to remove a director upon written request of shareholders owning at least 10% of all the outstanding shares of the Corporation. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided, however, that with respect to clause (i) of this
                      --------  -------
Section's first sentence, unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months. [As Amended October 24, 1989]

     Section 3.  Place of Meetings. The regular meeting, if any, and any special
                 -----------------
meeting of the shareholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

     Section 4.  Notice of Meetings; Waiver of Notice; Shareholder List. (a)
                 ------------------------------------------------------
Notice of the place, date and time of the holding of each regular and special meeting of the shareholders and the purpose or purposes of the meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. The notice of every meeting of shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

          (b) Notice of any meeting of shareholders shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

          (c) At least five (5) days prior to each meeting of shareholders, the officer or agent having charge of the share transfer books of the Corporation shall make a complete list of shareholders entitled to vote at such meeting, in alphabetical order with the address of and the number of shares held by each shareholder.

     Section 5.  Organization.  At each meeting of the shareholders, the
                 ------------
Chairman of the Board (if one has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in the absence or the inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the shareholders shall act as chairman of the meeting. The Board of Directors shall have the power and authority to appoint a person to act as chairman of any meeting of the Corporation's shareholders. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. [Amended July 26, 2000]

     Section 6.  Voting.  (a) Except as otherwise provided by statute or the
                 ------
Articles of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share standing in his name on the record of shareholders of the Corporation as of the record date determined pursuant to Section 5 of Article VI hereof or if such record date shall not have been so fixed, then at the later of
(i) the close of business on the day on which notice of the meeting is mailed or
(ii) the thirtieth (30) day before the meeting. In all elections for Directors, each share of share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.

          (b) Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him or her by a proxy signed by such shareholder or his or her authorized agent, as provided by Maryland law. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes cast at a meeting of shareholders at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on such action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director. [As Amended April 24, 1996]

          (c) If a vote shall be taken on any question other than the election of Directors which shall be by written ballot, then unless required by statute or these By-Laws or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 7.  Inspectors.  The Board may, in advance of any meeting of
                 ----------
shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote at it, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be shareholders.

     Section 8.  Consent of Shareholders in Lieu of Meeting.  Except as
                 ------------------------------------------
otherwise provided by statute, any action required to be taken at any regular or special meeting of shareholders or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of shareholders' meetings: (i) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

                                  ARTICLE III

                              Board of Directors
                              ------------------

     Section 1.  General Powers.  Except as otherwise provided in the Articles
                 --------------
of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the shareholders by law or by the Articles of Incorporation or these By-Laws.

     Section 2.  Number of Directors.  The number of Directors shall be fixed
                 -------------------
from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three (except for any period during which shares of the Corporation are held by fewer than three shareholders) nor more than fifteen. Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be shareholders.

     Section 3.  Election and Term of Directors.  Directors shall be elected by
                 ------------------------------
majority vote of a quorum cast by written ballot at the regular meeting of shareholders, if any, or at a special meeting held for that purpose. The term of office of each Director shall be from the time of his election and qualification and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.

     Section 4.  Resignation.  A Director of the Corporation may resign at any
                 -----------
time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.  Removal of Directors.  Any Director of the Corporation may be
                 --------------------
removed by the shareholders by a vote of a majority of the votes entitled to be cast for the election of Directors.

     Section 6.  Vacancies.  The shareholders may elect a successor to fill a
                 ---------
vacancy on the Board of Directors which results from the removal of a Director. A majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of Directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies. A

Director elected by the shareholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director.

     Section 7.   Regular Meetings.  Regular meetings of the Board may be held
                  ----------------
with notice at such times and places as may be determined by the Board of Directors.

     Section 8.   Special Meetings.  Special meetings of the Board may be called
                  ----------------
by the Chairman of the Board, the President, or by a majority of the Directors either in writing or by vote at a meeting, and may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

     Section 9.   Notice of Special Meetings.  Notice of each special meeting of
                  --------------------------
the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, or by commercial delivery services addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

     Section 10.  Waiver of Notice of Special Meetings.  Notice of any special
                  ------------------------------------
meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

     Section 11.  Quorum and Voting.  A majority of the members of the entire
                  -----------------
Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the 1940 Act or other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the 1940 Act, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the Directors who are not interested persons, as defined in the 1940 Act, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, but not for a period greater than thirty
(30) days at any one time, to another time and place until a quorum shall attend. Notice of the time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 12.  Chairman.  The Board of Directors may at any time appoint one
                  --------
of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these By-Laws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

     Section 13.  Organization.  The Chairman of the Board, if one has been
                  ------------
selected and is present, shall preside at every meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at it. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 14.  Written Consent of Directors in Lieu of a Meeting.  Any action
                  -------------------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, except actions with respect to which a vote in person is required by law, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 15.  Meeting by Conference Telephone.  Members of the Board of
                  -------------------------------
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, except that in such a meeting the Board cannot perform any action with respect to which a vote in person is required by law.

     Section 16.  Compensation.  Any Director, whether or not he is a salaried
                  ------------
officer, employee or agent of the Corporation, may be compensated for his services as Director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Directors may from time to time determine.

     Section 17.  Investment Policies.  It shall be the duty of the Board of
                  -------------------
Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the current Prospectus of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors or the shareholders of the Corporation in accordance with the provisions of the 1940 Act.

                                  ARTICLE IV

                                  Committees
                                  ----------

     Section 1.  Committees of the Board.  The Board may, by resolution adopted
                 -----------------------
by a majority of the entire Board, designate an Executive Committee, Compensation Committee, Audit Committee and Nomination Committee, each of which shall consist of two or more of the Directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than as set forth in Section 3 of this Article.

     Section 2.  Other Committees of the Board.  The Board of Directors may from
                 -----------------------------
time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more Directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

     Section 3.  Limitation of Committee Powers.   No committee of the Board
                 ------------------------------
shall have power or authority to:

          (a) recommend to shareholders any action requiring authorization of shareholders pursuant to statute or the Articles of Incorporation;

          (b) approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, or take any other action required to be taken by the Board of Directors by the 1940 Act;

          (c)    amend or repeal these By-Laws or adopt new By-Laws;

          (d) declare dividends or other distributions or issue capital share of the Corporation; and

          (e) approve any merger or share exchange which does not require shareholder approval.

     Section 4.  General.  One-third, but not less than two members, of the
                 -------
members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence of disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

     All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.


                                   ARTICLE V

                        Officers, Agents and Employees
                        ------------------------------

     Section 1.  Number and Qualifications.  The officers of the Corporation
                 -------------------------
shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board may from time to time elect or appoint, or delegate to the President the power to appoint, such other officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2.  Resignations.  Any officer of the Corporation may resign at any
                 ------------
time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.  Removal of Officer, Agent or Employee.  Any officer, agent or
                 -------------------------------------
employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 4.  Vacancies.  A vacancy in any office, whether arising from
                 ---------
death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     Section 5.  Compensation.  The compensation of the officers of the
                 ------------
Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee or to any officer in respect of other officers under his control. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

     Section 6.  Bonds or other Security.  If required by the Board, any
                 -----------------------
officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     Section 7.  President.  The President shall be the chief executive officer
                 ---------
of the Corporation. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

     Section 8.  The Vice Presidents.  In the absence or disability of the
                 -------------------
President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

     Section 9.  Treasurer.  The Treasurer shall:
                 ---------

             (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

             (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

             (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

             (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

             (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

             (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

     Section 10.  Assistant Treasurers.  In the absence or disability of the
                  --------------------
Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

     Section 11.  Secretary.  The Secretary shall:
                  ---------

             (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

             (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

             (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all share certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

             (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

             (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

     Section 12.  Assistant Secretaries.  In the absence or disability of the
                  ---------------------
Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

     Section 13.  Delegation of Duties.  In case of the absence of any officer
                  --------------------
of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.


                                  ARTICLE VI


                                 Capital Stock
                                 -------------

     Section 1.   Stock Certificates.  The Board may authorize the issuance of
                  ------------------
some or all of the shares of any or all classes or series of the common stock of the Corporation with or without certificates. The rights of holders of each class or series of common stock of the Corporation to receive or not to receive certificates shall be set forth in articles supplementary. With respect to shares whose issuance the Board has authorized with certificates, the Board shall determine the conditions under which a holder of such shares shall be entitled to have a certificate or certificates. A shareholder's certificate or certificates shall be in such form as shall be approved by the Board, and shall represent the number of such shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of share shall be signed by the President, a Vice President, or the Chairman of the Board, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     Section 2.  Rights of Inspection.  There shall be kept at the principal
                 --------------------
executive office, which shall be available for inspection during usual business hours in accordance with the General Laws of the State of Maryland, the following corporate documents: (a) By-Laws, (b) minutes of proceedings of the shareholders, (c) annual statements of affairs, and (d) voting trust agreements, if any. One or more persons who together are and for at least six months have been shareholders of record of at least five percent of the outstanding shares of any class may inspect and copy during usual business hours the Corporation's books of account and share ledger in accordance with the General Laws of the State of Maryland.

     Section 3.  Transfer of Shares.  Transfers of shares of the Corporation
                 ------------------
shall be made on the share records of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued) only by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 4.  Transfer Agents and Registrars.  The Corporation may have one
                 ------------------------------
or more Transfer Agents and one or more Registrars of its shares, whose respective duties the Board of Directors may, from time to time, define. No certificate of share shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

     Section 5.  Record Date and Closing of Transfer Books.  The Board of
                 -----------------------------------------
Directors may set a record date for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting (or any adjournment thereof), receive a dividend, or be allotted or exercise other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; and, in the case of a meeting of shareholders, the record date shall be at least ten (10) days before the date of the meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

     Section 6.  Regulations.  The Board may make such additional rules and
                 -----------
regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of share of the Corporation.

     Section 7.  Lost, Stolen, Destroyed or Mutilated Certificates.  The holder
                 -------------------------------------------------
of any certificate representing shares of share of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of share in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     Section 8.  Stock Ledgers.  The Corporation shall not be required to keep
                 -------------
original or duplicate share ledgers at its principal office in the City of Baltimore, Maryland, but share ledgers shall be kept at the respective offices of the Transfer Agents of the Corporation's capital shares.


                                  ARTICLE VII

                                     Seal
                                     ----

     The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal on a document, it is sufficient to meet any requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                 ARTICLE VIII

                                  Fiscal Year
                                  -----------

     Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the last day of December in each year.


                                  ARTICLE IX

                          Depositories and Custodians
                          ---------------------------

     Section 1.  Depositories.  The funds of the Corporation shall be deposited
                 ------------
with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

     Section 2.  Custodians.  All securities and other investments shall be
                 ----------
deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act, and the general rules and regulations thereunder.


                                   ARTICLE X

                            Execution of Instruments
                            ------------------------

     Section 1.  Checks, Notes, Drafts, etc.  Checks, notes, drafts,
                 ---------------------------
acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

     Section 2.  Sale or Transfer of Securities.  Money market instruments,
                 ------------------------------
bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws, and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                  ARTICLE XI

                        Independent Public Accountants
                        ------------------------------

     The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the Board of Directors or the shareholders in accordance with the provisions of the 1940 Act.


                                  ARTICLE XII

                               Annual Statements
                               -----------------

     The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the shareholders based upon each such examination shall be mailed to each shareholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or semiannual period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or semiannual period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


                                 ARTICLE XIII

                   Indemnification of Directors and Officers
                   -----------------------------------------

     Section 1.  Indemnification.  The Corporation shall indemnify its directors
                 ---------------
to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. This Section shall not protect any such person against any liability to the Corporation or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 2.  Advances.  Any current or former director or officer of the
                 --------
Corporation claiming indemnification within the scope of this Article XIII shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such statutes are now or hereafter in force.

     Section 3.  Procedure.  On the request of any current or former director or
                 ---------
officer requesting indemnification or an advance under this Article XIII, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act and the 1940 Act, as such statutes are now or hereafter in force, whether the standards required by this Article XIII have been met.

     Section 4.  Other Rights.   The indemnification provided by this Article
                 ------------
XIII shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE XIV

                                  Amendments
                                  ----------

     These By-Laws or any of them may be amended, altered or repealed at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent. [As Amended April 24, 1996]